Exhibit 99.10

MUNCY BANK FINANCIAL, INC.

REVOCABLE PROXY

FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON [•], 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints _______________ and _______________, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Muncy Bank Financial, Inc. that the undersigned shareholder may be entitled to vote at the special meeting of shareholders to be held virtually on [•], 2023, at [•], local time, and at any adjournment or postponement of the special meeting. The board of directors unanimously recommends you vote “FOR” the following proposals:

1.	To approve the Agreement and Plan of Merger, dated as of April 17, 2023, by and between CCFNB Bancorp, Inc. and Muncy Bank Financial, Inc., as amended.

[    ] FOR                     [    ] AGAINST                     [    ] ABSTAIN

2.

To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Muncy Bank Financial, Inc.’s named executive officers that is based on, or otherwise relates to, the transactions contemplated by the merger agreement.

[    ] FOR                     [    ] AGAINST                     [    ] ABSTAIN

3.	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger proposal.

[    ] FOR                     [    ] AGAINST                     [    ] ABSTAIN

In their discretion, any other business which may properly come before the special meeting or any adjournments or postponements thereof.

This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholders. If no specification is made, this proxy will be voted FOR the proposals listed above.

Dated: _____________, 20______

___________________________________________
Signature
Print name: _________________________________

___________________________________________
Signature
Print name: _________________________________

Number of Shares Held of Record on [•], 2023: ________________________

1.	This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.
2.	When signing as attorney, executor, administrator, trustee, or guardian, please state full title. If more than one trustee, all should sign.
3.	If stock is held jointly, each owner should sign.